UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2025

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1580 N. Logan St, Suite 660, Unit 51767, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

authID Inc. (the “Company”) held its Annual Meeting on June 26, 2025 virtually by conference call and live stream. Of the 13,070,680 shares of Common Stock outstanding on May 5, 2025, the record date, 6,141,871 shares were represented at the Annual Meeting, in person or by proxy, constituting a quorum. The proposals considered at the Annual Meeting are described in detail in the Proxy Statement. The proposals described below were voted upon at the Annual Meeting and the number of votes cast with respect to each proposal was as set forth below:

(1)	Elect ten directors until such nominee’s successor is duly elected and qualified, or until the nominee’s earlier death, resignation or removal. The ten directors receiving the highest vote were appointed to the board. The following directors were elected to the board.

	For	Withheld
Rhoniel A. Daguro	3,145,711	769,221
Stephen J. Garchik	3,905,742	9,189
Ken Jisser	3,491,997	422,935
Michael L. Koehneman	3,082,585	832,347
Kunal Mehta	3,900,826	14,106
Ram Menghani	3,900,826	14,106
Nicholas Shevelyov	3,901,178	13,754
Michael C. Thompson	3,404,191	510,741
Shrikrishna Venkataraman	3,900,765	14,167
Jacqueline L. White	3,405,321	509,611

(2)	Ratified the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025. This matter was determined based on majority of the votes cast.

For	Against	Abstain
6,128,725	8,355	4,791

(3)	Approved and ratified the authorization of an additional 295,000 shares of common stock for issuance under the 2024 Equity Incentive Plan.

For	Against	Abstain
3,683,972	201,892	29,068

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: June 26, 2025	By:	/s/ Edward Sellitto
	Name:	Edward Sellitto
	Title:	Chief Financial Officer

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